As filed with the Securities and Exchange Commission on January 7, 2005

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

FIVE STAR QUALITY CARE, INC.
(Exact name of registrant as specified in its charter)

_________________

Maryland (State or other jurisdiction of incorporation or organization)	04-3516029 (I.R.S. Employer Identification No.)

400 Centre Street
Newton, Massachusetts 02458
(617) 796-8387
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________

Evrett W. Benton, President
Five Star Quality Care, Inc.
400 Centre Street
Newton, Massachusetts 02458
(617) 796-8387
(Name, address, including zip code, telephone number, including area code, of agent for service)

_________________

Copy to:
William J. Curry, Esq.
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
(617) 338-2800

_________________

        Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as determined by the Registrant.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with distribution or interest reinvestment plans, check the following box.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _______

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  _______

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

_________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(1)(2)(3)(4)	Amount of Registration Fee

Debt Securities(5)

Shares of Preferred Stock, $.01 par value per share(6)

Depositary Shares Representing Preferred Shares(7)

Shares of Common Stock, $.01 par value per share(8)

Warrants(9)

Total	$300,000,000(1)	100%	$300,000,000(1)	$35,310.00(10)

(1)	In no event will the aggregate initial offering price of the securities issued from time to time under this registration statement exceed $300,000,000 or the equivalent thereof in one or more foreign currencies or currency units or composite currencies. The aggregate amount of shares of common stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933, as amended. The securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. There are also being registered hereunder contracts that may be issued by the Registrant under which the counterparty may be required to purchase or sell the other securities registered hereunder. These contracts would be issued together with securities registered hereunder. There are also being registered hereunder an indeterminate principal amount of each class of securities registered hereunder (the “underlying securities”) as may be issuable, without separate consideration, (i) upon conversion, exercise or exchange of any other class of securities registered hereunder, to the extent such securities are by their terms convertible into or exercisable or exchangeable for the underlying securities, or (ii) pursuant to antidilution provisions of any other class of securities registered hereunder.

(2)	Not specified for each class pursuant to General Instruction II.D. to Form S-3.

(3)	The proposed maximum offering price per unit and the aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(5)	Subject to note (1) above, there is being registered hereunder an indeterminate amount of debt securities as may be sold from time to time. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall not result in an aggregate initial offering price exceeding $300,000,000 or the equivalent thereof in one or more foreign currencies or currency units or composite currencies.

(6)	Subject to note (1) above, there is being registered hereunder an indeterminate amount of shares of preferred stock as may be sold from time to time.

(7)	Subject to note (1) above, there is being registered hereunder an indeterminate amount of depositary shares representing shares of preferred stock as may be sold from time to time.

(8)	Subject to note (1) above, there is being registered hereunder an indeterminate amount of shares of common stock as may be sold from time to time. Each share of common stock registered hereby may include a right to purchase junior participating preferred shares or other securities as more fully described herein.

(9)	Subject to note (1) above, there is being registered hereunder an indeterminate amount of warrants to acquire other classes of securities registered hereunder as may be sold from time to time.

(10)	Calculated pursuant to Rule 457(o) at the statutory rate of $117.70 per $1,000,000 of securities registered.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

        Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Subject to Completion
Preliminary Prospectus Dated January 7, 2005

PROSPECTUS

$300,000,000
Five Star Quality Care, Inc.

Debt Securities, Shares of Common Stock, Shares of Preferred Stock,
Depositary Shares and Warrants

_________________

        We may offer and sell, from time to time, in one or more offerings:

•	debt securities;
•	common stock;
•	preferred stock;
•	depositary shares; and
•	warrants.

These securities may be offered and sold separately or together in units with other securities described in this prospectus. Our debt securities may be senior or subordinated obligations of ours.

        The securities described in this prospectus offered by us may be issued in one or more series or issuances. The total offering price of these securities, in the aggregate, will not exceed $300,000,000. We will provide the specific terms of any securities we actually offer in supplements to this prospectus. You should carefully read this prospectus and the prospectus supplements before you decide to invest in any of these securities.

        The applicable prospectus supplement will also contain information, where applicable, about United States federal income tax considerations and any listing on a securities exchange. Our shares of common stock, or common shares, are listed on the American Stock Exchange, or AMEX, under the symbol “FVE.”

        Risks associated with an investment in our securities will be described in the applicable prospectus supplement, as described under “Risk Factors” on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

        Our principal executive office is at 400 Centre Street, Newton, Massachusetts 02458, and our telephone number is (617) 796-8387.

The date of this prospectus is __________ ___, 2005.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings up to a total amount of proceeds of $300,000,000.

        This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of those securities and the related offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should carefully read both this prospectus and the applicable prospectus supplement together with all of the additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated By Reference.”

        You should rely only on the information incorporated by reference or provided in this document or the applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of our securities in any jurisdiction where it is unlawful. You should assume that information in this prospectus and the applicable prospectus supplement, as well as the information we have previously filed with the SEC and incorporated by reference in this prospectus or the applicable prospectus supplement, is accurate only as of the date of the documents containing the information.

        References in this prospectus to “we,” “us,” “our,” the “Company” or “Five Star” mean Five Star Quality Care, Inc. and its subsidiaries.

(ii)

WARNING CONCERNING FORWARD LOOKING STATEMENTS

        THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS. THESE STATEMENTS REFLECT OUR INTENT, BELIEF OR EXPECTATION, OR THE INTENT, BELIEFS OR EXPECTATIONS OF OUR DIRECTORS AND OFFICERS, BUT THEY ARE NOT GUARANTEED TO OCCUR.

        AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK OF LOSS, AND INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. ANY FORWARD LOOKING STATEMENTS SHOULD BE CONSIDERED IN LIGHT OF THE FACTORS IDENTIFIED IN THE DOCUMENTS INCORPORATED INTO THIS PROSPECTUS BY REFERENCE, INCLUDING, BUT NOT LIMITED TO, INFORMATION IN THOSE DOCUMENTS UNDER THE HEADING “WARNING CONCERNING FORWARD LOOKING STATEMENTS.” WE ASSUME NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN ANY FORWARD-LOOKING STATEMENTS, EXCEPT AS REQUIRED BY APPLICABLE LAW.

(iii)

FIVE STAR QUALITY CARE, INC.

        We are organized as a Maryland corporation and operate senior living communities, including independent and assisted living communities and nursing homes. At January 3, 2005, we operated 160 senior living communities containing 17,560 living units located in 27 states and provide pharmacy and other services principally to residents of the communities we operate.

RISK FACTORS

        Securities to be offered hereby involve risks that may include risks specific to those securities. Risks of investing in those securities and in securities issued by us generally will be set forth in the applicable prospectus supplements.

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of any securities under this prospectus for general business purposes, which may include acquiring additional senior living communities or other businesses and the repayment of borrowings under our credit facility or other debt. Until the proceeds from a sale of securities by us are applied to their intended purposes, they will be invested in short-term investments, including repurchase agreements, some or all of which may not be investment grade.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratios of earnings to fixed charges and preferred dividends for the periods indicated:

	Nine months ended September 30,		Year ended December 31,
	2004	2003	2003	2002	2001
Ratio of earnings to fixed charges	5.2x	(1)	(2)	(2)	(3)

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(1)	For the nine months ended September 30, 2003, we incurred a net loss of $5,677,000 and fixed charges of $1,031,000, a deficiency of $6,708,000.
(2)	For the years ended December 31, 2003 and 2002, we incurred net losses of $7,939,000 and $13,174,000, respectively, and fixed charges of $1,439,000 and $249,000, respectively, deficiencies of $9,378,000 and $13,423,000, respectively.
(3)	For the year ended December 31, 2001, our earnings were $527,000 and we incurred no fixed charges.

        The earnings, fixed charges and related ratios and deficiencies presented above were computed using our consolidated earnings and our consolidated fixed charges. For these purposes, earnings have been calculated by adding fixed charges to net income or loss. Fixed charges consist of interest costs, whether expensed or capitalized, and any interest component of capitalized lease expense, and amortization of debt discounts and deferred financing costs, whether expensed or capitalized. The ratio presented above was computed by dividing our consolidated earnings by our consolidated fixed charges.

        We did not capitalize any interest costs, incur any capitalized lease expense or capitalize any amortization of deferred financing costs during any of the periods presented above. We also did not have any preferred securities outstanding during any of the periods presented above, and therefore our ratios of earnings to combined fixed charges and preferred share distributions are the same as the ratios of earnings to fixed charges presented above.

        We were formed as a 100% owned subsidiary of Senior Housing Properties Trust, or Senior Housing, and commenced operations on April 27, 2000. We remained a wholly owned subsidiary of Senior Housing until substantially all of our shares were distributed to Senior Housing’s shareholders and we became a separately traded public company on December 31, 2001. During the period prior to January 1, 2003, our historical financial data is not fully reflective of our separate company operations because, among other factors, we relied upon the financial resources of Senior Housing which are substantially in excess of our own resources. In addition, for the period from our formation through December 31, 2000, we accounted for our operation of communities assumed from two former bankrupt tenants of Senior Housing under the equity method and only recorded net income from these communities because we had not received substantially all of the licenses necessary to operate them. Because of these factors, our historical results of operations for periods prior to 2002 and the related ratios are not comparable to our results or ratios since then and will not be comparable to our future results or ratios.

        Because we succeeded to substantially all of the business formerly conducted by subsidiaries or units of two former tenants of Senior Housing, these subsidiaries and units are considered to be our predecessors. As such, the data presented below has been derived from the separate historical financial data of our two predecessors, Integrated Health Services, Inc. and Mariner Post-Acute Network, Inc., prior to their acquisition by Senior Housing.

	Year ended December 31,
	2000	1999
Integrated Health Services, Inc.
Ratio of earnings to fixed charges	(1)	(1)
Mariner Post Acute Network, Inc.
Ratio of earnings to fixed charges	(2)	(2)

(1)	For the years ended December 31, 2000 and 1999, Integrated incurred net losses of $25,252,000 and $126,939,000, respectively, and fixed charges of $2,053,000 and $3,899,000, respectively, deficiencies of $27,305,000 and $130,838,000, respectively.
(2)	For the years ended December 31, 2000 and 1999, Mariner incurred net losses of $7,421,000 and $43,804,000, respectively, and fixed charges of $121,000 and $181,000, respectively, deficiencies of $7,545,000 and $43,985,000, respectively.

        The earnings, fixed charges and deficiencies presented above were computed using the consolidated earnings and the consolidated fixed charges of each of our predecessors. For this purpose, earnings have been calculated by adding fixed charges to net loss. Fixed charges consist of interest costs, whether expensed or capitalized, and any interest component of capitalized lease expense, and amortization of debt discounts and deferred financing costs, whether expensed or capitalized.

DESCRIPTION OF DEBT SECURITIES

        The debt securities sold under this prospectus will be our direct obligations, which may be secured or unsecured, and which may be senior or subordinated indebtedness. Our debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Indenture Act. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

        The following is a summary of the material terms of our debt securities. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures which we have filed as exhibits to the registration statement of which this prospectus is part. We will file any final indentures and supplemental indentures if we issue debt securities. See “Where You Can Find More Information”. This summary is also subject to and qualified by reference to the descriptions of the terms of particular securities described in the applicable prospectus supplement.

General

        We may issue debt securities that we refer to as ranked “senior,” “senior subordinated” or “junior subordinated.” The debt securities that we refer to as “senior” will be our direct obligations and will rank equally and ratably in right of payment with our other indebtedness not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with the other senior subordinated indebtedness. We refer to these as “senior subordinated” securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. We refer to these as “junior subordinated” securities. We have filed with the registration statement of which this prospectus is part three separate forms of indenture, one each for senior securities, senior subordinated securities and junior subordinated securities.

        We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. Unless we otherwise provide, we may reopen any series for issuances of additional securities of that series without the consent of the holders of the series.

        We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series.

        The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

•	the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

•	the aggregate principal amount;

•	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount payable upon maturity of the debt securities;

•	if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

•	the stated maturity date;

•	any fixed or variable interest rate or rates per annum;

•	the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

•	the date from which interest may accrue and any interest payment dates;

•	any sinking fund requirements;

•	any provisions for prepayment or redemption, including the prepayment or redemption price and remarketing arrangements, if any;

•	whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	whether the amount of payments of principal, interest, redemption, prepayment or other premium, if any, may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

•	the events of default and covenants, including the required conditions to our ability to merge or consolidate or sell substantially all of our assets, to the extent different from or in addition to those described in this prospectus;

•	whether we will issue the debt securities in certificated or book-entry form;

•	whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•	whether we will issue the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•	a discussion of federal income tax considerations;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

•	whether we will pay additional amounts to holders in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•	the subordination provisions, if any; and

•	if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered.

        We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as “original issue discount” securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

        Except as may be described in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

        Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

        If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

•	to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

•	in any other lawful manner, all as the applicable indenture describes.

        You may have your debt securities divided into more debt securities of smaller denominations in multiples of $1,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an “exchange.”

        You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform these functions ourselves. The entity performing the role of maintaining the list of registered holders is called the “registrar.” The registrar will also perform exchanges and transfers.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

        Under any indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell substantially all of our assets to another entity, or to buy substantially all of the assets of another entity. However, we may not take any of these actions unless the following conditions are met:

•	if we merge out of existence, the other entity must be organized under the laws of a U.S. state or the District of Columbia or under U.S. federal law and must agree to be legally responsible for our debt securities; and

•	immediately after a merger, sale of assets or other transaction, we may not be in default on the debt securities. A default for this purpose would include any event that would be an event of default if the requirements for notice of default or existence of default for a specific period of time were disregarded.

Certain Covenants

        Existence. Except as permitted as described above under “—Merger, Consolidation or Sale of Assets,” we will agree to do all things necessary to preserve and keep our corporate existence, rights and franchises provided that it is in our best interests for the conduct of business.

        Provisions of Financial Information. Whether or not we remain required to do so under the Securities Exchange Act of 1934, as amended, or the Exchange Act, to the extent permitted by law, we will agree to file all annual, quarterly and other reports and financial statements with the SEC and an indenture trustee on or before the applicable SEC filing dates as if we were required to do so.

        Additional Covenants. Any additional or different covenants or modifications to the foregoing covenants with respect to any series of debt securities, will be described in the applicable prospectus supplement.

Events of Default and Related Matters

         Events of Default. The term “event of default” for any series of debt securities means any of the following:

•	we do not pay the principal or any premium on a debt security of that series within 30 days after its maturity date;

•	we do not pay interest on a debt security of that series within 30 days after its due date;

•	we do not deposit any sinking fund payment for that series within 30 days after its due date;

•	we remain in breach of any other term of the applicable indenture (other than a term added to the indenture solely for the benefit of other series) for 60 days after we receive a notice of default stating we are in breach.

Either the trustee or holders of more than 50% in principal amount of debt securities of the affected series may send the notice;

•	we default under any of our other indebtedness in an aggregate principal amount exceeding a specified dollar amount after the expiration of any applicable grace period other than “excluded debt” (as defined in the applicable prospectus supplement), which default results in the acceleration of the maturity of such indebtedness. Such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after we receive notice specifying the default and requiring that we discharge the other indebtedness or cause the acceleration to be rescinded or annulled. Either the trustee or the holders of more than 50% in principal amount of debt securities of the affected series may send the notice;

•	we or one of our “significant subsidiaries,” if any, files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; or

•	there arises any other event of default described in the applicable prospectus supplement.

        The term “significant subsidiary” means any significant subsidiary, as defined in Regulation S-X under the Securities Act of 1933, as amended, or the Securities Act.

        Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of at least a majority in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

        The trustee will be required to give notice to the holders of debt securities within 90 days after a default under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

        Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•	the holders of at least a majority in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

•	the trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

        Every year we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

        There are three types of changes we can make to applicable indentures and the debt securities:

        Changes Requiring Your Approval. First, there are changes we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the currency of payment on a debt security;

•	impair your right to sue for payment of money due;

•	modify the subordination provisions, if any, in a manner that is adverse to you;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture or to waive compliance with certain provisions of an indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive past defaults or change certain provisions of the indenture relating to waivers of default;

•	waive a default or event of default in the payment of principal of or premium, if any, or interest on the debt securities; or

•	modify any of the foregoing provisions.

        Changes Requiring a Majority Vote. The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities that own a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect holders of that particular series of debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

        Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not materially adversely affect holders of the debt securities.

        Further Details Concerning Voting. Debt securities are not considered outstanding, and holders of debt securities may not be able to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. The holders of debt securities are also not eligible to vote if the securities have been fully defeased as described immediately below under “—Discharge, Defeasance and Covenant Defeasance—Full Defeasance.” For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

Discharge, Defeasance and Covenant Defeasance

        Discharge. We may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

        Full Defeasance. We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to repay you and deliver certain certificates and opinions to the trustee:

•	we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money or U.S. government or U.S. government agency notes or bonds (or, in some circumstances, depositary receipts representing these notes or bonds) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•	the current federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us; and

•	we must deliver to the trustee a legal opinion confirming the tax law change described above.

        If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. Also, your rights to receive payments would no longer be burdened by subordination provisions in the applicable indenture.

        Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:

•	your rights to receive payments from the trust when payments are due;

•	our obligations relating to registration and transfer of securities and lost or mutilated securities; and

•	our obligations to maintain a payment office and to hold moneys for payment in trust.

        Covenant Defeasance. Under current federal income tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and your rights to receive payments would no longer be burdened by subordination provisions in the applicable indenture.

        If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

•	any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

•	any subordination provisions; and

•	certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

        If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Subordination

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the offered debt securities;

•	the restrictions, if any, on payments to the holders of the offered debt securities while a default is continuing with respect to the indebtedness ranking senior to the debt securities offered;

•	the restrictions, if any, on payments to the holders of the offered debt securities following an event of default with respect to indebtedness ranking senior to the debt securities offered; and

•	provisions that require holders of the offered debt securities to remit payments to holders of senior indebtedness.

Global Securities

        Unless otherwise set forth in the applicable prospectus supplement, the series of debt securities we issue will be in the form of one or more global securities deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

DESCRIPTION OF COMMON SHARES

        As of January 3, 2005, our charter authorizes us to issue up to an aggregate of 21,000,000 shares of capital stock, including 20,000,000 common shares, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share, or preferred shares, and authorizes our board of directors to determine, at any time and from time to time, to increase or decrease the number of authorized shares of stock, as described below. As of January 3, 2005, we had 12,096,634 common shares issued and outstanding, and 1,000,000 preferred shares authorized but unissued as described below under “Description of Preferred Shares.” In connection with the adoption of our shareholders’ rights plan, our board of directors designated an authorized but unissued class of 100,000 preferred shares, par value $.01 per share, described more fully below under “Description of Preferred Shares—Junior Participating Preferred Shares.” As of the date of this prospectus no other class or series of preferred shares had been established.

        The following is a summary of the material terms of our common shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our charter and bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement.

        Our charter contains a provision permitting our board of directors, without any action by our shareholders, to amend the charter at any time to increase or decrease the aggregate number of shares of our stock, to issue new and different classes of our shares in any amount or to reclassify any unissued common shares into other classes or series of classes that we choose. We believe that this ability of our board of directors will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a new class or series that could, depending upon the terms of the class or series, delay, defer or prevent a change of control of us.

        The holders of our common shares are entitled to one vote for each share held of record on our books for the election of directors and on all matters submitted to a vote of shareholders. The holders of our common shares are entitled to receive ratably dividends, if any, when, as and if authorized by our board and declared by us out of assets legally available therefor, subject to any preferential dividend rights of any outstanding preferred shares. Upon our dissolution, liquidation or winding up, the holders of common shares are entitled to receive ratably our net assets available after the payment of all debts and other liabilities, subject to the preferential rights of any outstanding preferred shares. Holders of common shares have no preemptive, subscription, redemption, conversion or, if our common shares are listed on a national securities exchange, appraisal rights. The rights, preferences and privileges of holders of common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any class or series of preferred shares that we may designate and issue in the future. Our charter authorizes our board to reclassify any unissued common shares into other classes or series of stock and to establish the number of shares in each class or series and to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. Our charter and our bylaws contain certain provisions that could have the effect of delaying, deferring or preventing a change of control of us. See “—Description of Certain Provisions of Maryland Law and of our Charter and Bylaws” below for a description of these provisions.

DESCRIPTION OF PREFERRED SHARES

Preferred Shares

        The following is a summary of the material terms of our preferred shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our charter and bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the description of the particular terms of our securities described in the applicable prospectus supplement.

        We have 1,000,000 preferred shares authorized, of which 100,000 have been designated as junior participating preferred shares described below. Our charter contains a provision permitting our board of directors, without any action by our shareholders, to amend the charter at any time to increase or decrease the aggregate number of our authorized preferred shares. Our board is authorized, without further vote or action by the shareholders, to issue from time to time preferred shares in one or more series and to classify or reclassify any unissued preferred shares and to reclassify any previously classified but unissued preferred shares of any series into other classes or series of classes that we choose. Prior to issuance of preferred shares in any series, our board is required by Maryland law and our charter to set, subject to the provisions of our charter regarding the restrictions on transfer of shares, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series.

        The issuance of preferred shares could adversely affect the voting power of holders of common shares and the likelihood that such holders will receive dividend payments or payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control. We believe that the ability of our board to issue one or more series of preferred shares provides us with flexibility in structuring possible future financings and acquisitions, and in meeting other business needs that may arise.

        The following describes some general terms and provisions of the preferred shares to which a prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter, including any applicable articles supplementary, and our bylaws.

        The applicable prospectus supplement will describe the specific terms as to each issuance of preferred shares, including:

•	the title and series or designation;

•	the number offered;

•	the voting rights, if any, of holders;

•	the offering price per share;

•	the distribution rate, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

•	the date from which distributions shall accumulate;

•	the provisions for any auctioning or remarketing, if any;

•	the provision, if any, for redemption or a sinking fund;

•	the liquidation preference per share;

•	any listing or intended listing on a securities exchange;

•	conversion rights, if any, including a description of the security into which they are convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

•	whether interests will be represented by depositary shares as more fully described below under “Description of Depositary Shares;”

•	a discussion of federal income tax considerations;

•	the relative ranking and preferences as to distribution and liquidation rights;

•	any limitations on issuance of any preferred shares ranking senior to or on a parity with the offered series of preferred shares as to distribution and liquidation rights;

•	any limitations on direct or beneficial ownership and restrictions on transfer;

•	terms and conditions of redemption of the preferred shares; and

•	any other specific preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions and qualifications.

        As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of the preferred shares issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

Rank

        Unless our board of directors otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all our common shares.

Distributions

        Holders of preferred shares of each series will be entitled to receive cash and/or share distributions at the rates and on the dates described in the applicable prospectus supplement. Even though the preferred shares may specify a fixed rate of distribution, no distributions will be due unless first authorized by our board of directors, and declared by us, and then they may only be paid to the extent of assets legally available for payment. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our board of directors. In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under “Description of Depositary Shares” will determine the persons to whom distributions are payable.

        Distributions on any series of preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our board of directors fails to authorize a distribution on any applicable series that is noncumulative, the holders will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that series or any other series are declared payable in the future.

        If the applicable series is entitled to a cumulative distribution, we may not declare, or pay or set aside for payment, any full distributions on any other series of preferred shares ranking, as to distributions, on a parity with or junior to the applicable series, unless we declare, and either pay or set aside for payment, full cumulative distributions on the applicable series for all past distribution periods. When less than full distributions are paid, or set aside for payment, upon any applicable series and the shares of any other series ranking on a parity as to distributions with the applicable series for a distribution period, we must declare, and pay or set aside for payment, all distributions upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid distributions of the several series. For these purposes, accrued and unpaid distributions do not include unpaid distribution periods on noncumulative preferred shares. No interest will be payable in respect of any distribution payment that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless we declare, and pay or set aside for payment, full cumulative distributions, for all past distribution periods, on any cumulative applicable series, we may not declare, or pay or set aside for payment, any distributions upon common shares or any other equity securities ranking junior to or on a parity with the applicable series as to distributions or upon liquidation. The foregoing restriction does not apply to distributions paid in common shares or other equity securities ranking junior to the applicable series as to distributions and upon liquidation. If the applicable series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current period, before declaring distributions on common shares or junior or parity securities. In addition, under the circumstances that we could not declare a distribution, we may not redeem, purchase or otherwise acquire for any consideration any common shares or other parity or junior equity securities, except upon conversion into or exchange for common shares or other junior equity securities. We may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred shares.

        We will credit any distribution payment made on an applicable series first against accrued but unpaid distributions due with respect to the series in the order specified in the applicable prospectus supplement.

Redemption

        We may have the right or may be required to redeem one or more series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

        If a series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number or percentage of that series of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement.

Liquidation Preference

        The applicable prospectus supplement will show the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, before any distribution may be made to the holders of our common shares or any other shares of stock ranking junior in the distribution of assets upon any liquidation to the applicable series, the holders of that series will be entitled to receive, after satisfaction of our debt and otherwise out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid distributions include only the then current distribution period. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. If liquidating distributions shall have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of stock ranking junior to the preferred shares upon liquidation, according to their rights and preferences.

        If, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that series and the corresponding amounts payable on all shares of stock ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of stock shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

        For these purposes, our consolidation or merger with or into any other corporation or other entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be a liquidation.

Voting Rights

        Holders of our preferred shares will not have any voting rights, except as shown below or as otherwise from time to time specified in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, holders of our preferred shares (voting separately as a class with all other series of preferred shares with similar voting rights) will be entitled to elect two additional directors to our board of directors at our next annual meeting of shareholders and at each subsequent annual meeting if at any time distributions on the applicable series are in arrears for the most recent six consecutive quarterly periods. The right to elect additional directors described in the preceding sentence shall remain in effect until we declare and pay or set aside for payment those distributions specified in the applicable prospectus supplement. In the event the preferred shareholders are so entitled to elect directors, the entire board of directors will be increased by two directors.

        Unless otherwise provided for in an applicable series, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each series of preferred shares outstanding at that time:

•	authorize, create or increase the authorized or issued amount of any class or series of shares of stock ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

•	reclassify any authorized shares of stock into a series of shares of stock ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

•	create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of stock ranking senior to that series of preferred shares with respect to distribution and liquidation rights; and

•	amend, alter or repeal the provisions of our charter or any articles supplementary relating to that series of preferred shares, whether by merger, consolidation or otherwise, that materially and adversely affects the series of preferred shares.

        The authorization, creation or increase of the authorized or issued amount of any class or series of shares of stock ranking on parity or junior to a series of preferred shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that series.

        The foregoing voting provisions will not apply if all of the outstanding shares of the series of preferred with the right to vote have been redeemed or called for redemption and sufficient funds have been deposited in trust for the redemption either at or prior to the act triggering these voting rights.

        As more fully described under “Description of Depositary Shares” below, if we elect to issue depositary shares, each representing a fraction of a share of a series, each depositary will in effect be entitled to a fraction of a vote per depositary share.

Conversion Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert shares of any series of preferred shares into common shares or any other class or series of shares of stock. The terms will include the number of common shares or other securities into which the preferred shares are convertible, the conversion price or the manner of determining such number or price. The terms will also include the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

Our Exchange Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which we can require you to exchange shares of any series of preferred shares for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series of preferred shares. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred shares being exchanged.

Junior Participating Preferred Shares

        In connection with the adoption of our shareholders’ rights plan described below, our directors have established an authorized but unissued class of 100,000 preferred shares. See “Description of Certain Provisions of Maryland law and of our Charter and Bylaws—Rights Plan,” for a summary of our shareholders’ rights plan. Certain preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of our junior participating preferred shares, when and if issued, are described below.

        The following is a summary of the material terms of the junior participating preferred shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our charter and bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.”

        If issued, the holder of each junior participating preferred share is entitled to quarterly dividends in the greater amount of $5.00 or 1,000 times the per share amount of all dividends, whether cash or otherwise, other than dividends payable in common shares, declared upon our common shares. Dividends on the junior participating preferred shares are cumulative. Whenever dividends on the junior participating preferred shares are in arrears, we may not declare or pay dividends, make other distributions on, or redeem or repurchase our common shares or other shares ranking on a parity with or junior to the junior participating preferred shares. If we fail to pay such dividends for six quarters, the holders of the junior participating preferred shares will be entitled to elect two directors.

        If issued, the holder of each junior participating preferred share is entitled to 1,000 votes on all matters submitted to a vote of the shareholders, voting (unless otherwise provided in our charter or bylaws) together with holders of our common shares as one class. The junior participating preferred shares are not redeemable. Upon our liquidation, dissolution or winding up, the holders of our junior participating preferred shares are entitled to a liquidation preference of $1,000 per share plus the amount of any accrued and unpaid dividends, prior to payment of any distribution in respect of our common shares or any other shares ranking junior to the junior participating preferred shares. Following payment of this liquidation preference, the holders of junior participating preferred shares are not entitled to further distributions until the holders of our common shares have received an amount per common share equal to the liquidation preference paid on the junior participating preferred shares divided by 1,000, adjusted to reflect events such as share splits, share dividends and recapitalizations affecting our common shares. Following the full payment of this amount to the common shareholders, holders of junior participating preferred shares are entitled to participate proportionately on a per share basis with holders of our common shares in the distribution of the remaining assets to be distributed in respect of shares in the ratio of one one thousandth of the liquidation preference to one, respectively. The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the junior participating preferred shares are subject to the superior preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any senior series or class of our preferred shares which our board may, from time to time, authorize and issue.

DESCRIPTION OF DEPOSITARY SHARES

General

        The following is a summary of the material provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of deposit agreement and depositary receipts which we will filed as exhibits to the registration statement of which this prospectus is part prior to an offering of depositary shares. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of your securities described in the applicable prospectus supplement.

        We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than whole shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to that owner’s pro rata amount of all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.

Distributions

        A depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares. If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. All such distributions will be made to each holder in proportion to the number of depositary receipts owned by that holder. For distributions made in cash, fractions will be rounded down to the nearest whole cent.

        Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Shares

        You may elect to receive the number of whole shares of your series of preferred shares and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial preferred shares will not be issued. If the depositary shares that you surrender represent more than a whole number of preferred shares, then the depositary will deliver to you the whole preferred shares to which you are entitled, plus a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We expect that there will be no public trading market for withdrawn preferred shares.

Redemption of Depositary Shares

        If we redeem a series of the preferred shares that underlie depositary shares, the depositary will redeem those shares from the proceeds received from us. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts identifying the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price payable per share. The redemption date for depositary shares will be the same as that of the preferred shares. If we redeem less than all of the preferred shares, the depositary will select the depositary shares to be redeemed by lot or pro rata as the depositary may determine.

        After the date fixed for redemption, the depositary shares called for redemption will be deemed no longer outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder’s depositary shares. The depositary will try, as practical, to vote the shares as instructed by the holders. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary’s gross negligence or willful misconduct.

Liquidation Preference

        Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference of each preferred share represented by the depositary shares, as shown in the applicable prospectus supplement.

Conversion or Exchange of Preferred Shares

        The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary shares to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares into our debt securities. Upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Taxation

        As owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred shares represented by the depositary shares. Therefore, you will be required to take into account for U.S. federal income tax purposes income and deductions to which you would be entitled if you were a holder of the underlying series of preferred shares. In addition:

•	no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred shares in exchange for depositary shares provided in the deposit agreement;

•	the tax basis of each preferred share to you as exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the preferred shares; and

•	if you held the depositary shares as a capital asset at the time of the exchange for preferred shares, the holding period for the preferred shares will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

        We and the applicable depositary are permitted to amend the provisions of a series of depositary receipts and the related deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, and every subsequent holder will be bound by the applicable deposit agreement, as amended.

        As described below, any depositary may be replaced by us without approval of holders of depositary shares. Any deposit agreement may otherwise be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if a majority of each series of preferred shares affected by the termination consents to the termination. When a deposit agreement is terminated without replacement, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

•	all depositary shares have been redeemed;

•	there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred shares; or

•	each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

        A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of depositary receipts upon reasonable notice.

        Neither a depositary nor our company will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

        If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

        We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred shares, depositary shares or common shares. We and a warrant agent will enter into a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

        The following is a summary of the material terms of our warrants and the warrant agreement. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of warrants and the warrant agreement which we will file as exhibits to the registration statement of which this prospectus is part. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement.

        In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

•	the offering price;

•	the currencies in which such warrants are being offered;

•	the number of warrants offered;

•	the securities underlying the warrants;

•	the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the date on which the warrants will expire;

•	federal income tax consequences;

•	the rights, if any, we have to redeem the warrants;

•	the name of the warrant agent; and

•	the other terms of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

        The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF
OUR CHARTER AND BYLAWS

        We are organized as a Maryland corporation. The following is a summary of our charter and bylaws and several provisions of Maryland law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire charter and bylaws, copies of which we have previously filed with the SEC, or refer to the provisions of applicable Maryland corporate law summarized below.

Restrictions on Share Ownership and Transfer

        Our charter restricts the amount of shares that shareholders may own. These restrictions are intended to assist Senior Housing, a publicly owned real estate investment trust, or REIT, with REIT compliance under the Internal Revenue Code of 1986, as amended, or IRC, and otherwise to promote our orderly governance. All certificates representing our common shares and preferred shares will bear a legend referring to these restrictions.

        Our charter provides that no person or group of persons acting in concert may own, or be deemed to own by virtue of the attribution provisions of the IRC, more than 9.8% of the number or value, whichever is more restrictive, of any class or series of our outstanding shares of capital stock. Any person who acquires, or attempts or intends to acquire, actual or constructive ownership of shares of our capital stock that will or may violate this 9.8% ownership limitation must give notice to us and provide us with other information that we may request.

        The ownership limitations in our charter are effective against all of our shareholders. However, with the written consent of Senior Housing, our board may grant an exemption from the ownership limitation if it is satisfied that: (1) the shareholder’s ownership will not cause us or any of our subsidiaries that are tenants of Senior Housing to be deemed a “related party tenant” under the IRC rules applicable to REITs; (2) the shareholder’s ownership will not cause a default under any lease we have outstanding; and (3) the shareholder’s ownership is otherwise in our best interests as determined by our board in the exercise of its business judgment.

        If a person attempts a transfer of our shares in violation of the ownership limitations described above, then that number of shares which would cause the violation will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us. The prohibited owner will not acquire any rights in the shares held in trust, will not benefit economically from ownership of the shares held in trust, will have no rights to distributions and will not possess any rights to vote the shares held in trust. This automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer.

        Within 20 days after receiving notice from us that shares have been transferred to the trust, the trustee will sell the shares held in the trust to a person selected by the trustee whose ownership of the shares will not violate the ownership limitations. Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

The prohibited owner will receive the lesser of:

•	the net price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be transferred to the trust; and

•	the net price received by the trustee from the sale of the shares held in the trust.

Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary.

        If, prior to our discovery that shares of our capital stock have been transferred to the trust, a prohibited owner sells those shares, then:

•	those shares will be deemed to have been sold on behalf of the trust; and

•	to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee, the prohibited owner must pay the excess to the trustee upon demand.

Also, shares of capital stock held in the trust will be offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in the transfer to the trust or, in the case of a devise or gift, the market price at the time of the devise or gift; and

•	the market price on the date we or our designee accepts the offer.

We will have the right to accept the offer until the trustee has sold the shares held in the trust. The net proceeds of the sale to us will be distributed similar to any other sale by the trustee.

        Every owner of 5% or more of any class or series of our shares may be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns, and a description of the manner in which those shares are held. In addition, each shareholder is required to provide us upon demand with any additional information that we may request in order to assist us and Senior Housing in its determination of its status as a REIT and to determine and ensure compliance with the foregoing share ownership limitations.

        The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of the AMEX or any other national securities exchange or automated inter-dealer quotation system. Our charter provides, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.

        These ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of our common shares might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

Possible Liability of Shareholders for Breach of Restrictions on Ownership

        Our community leases and our shared services agreement are terminable by Senior Housing and Reit Management & Research, LLC, the investment manager for Senior Housing (from whom we purchase various services pursuant to a shared services agreement), respectively, in the event that any shareholder or group of shareholders acting in concert becomes the owner of more than 9.8% of our voting stock without Senior Housing’s consent. If a breach of the ownership limitations results in a lease default, the shareholders causing the default may become liable to us or to our other shareholders for damages. These damages may be in addition to the loss of beneficial ownership and voting rights, the transfer to a trust and the forced sale of excess shares described above. These damages may be for material amounts.

Directors

        Our charter and bylaws provide that our board has the exclusive power to establish the number of directors. However, there may not be less than the minimum number required by Maryland law nor more than seven directors. In the event of a vacancy, a majority of the remaining directors will fill the vacancy and the director elected to fill the vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

        Our charter divides our board into three classes. Shareholders elect directors of each class for three-year terms upon the expiration of their current terms. Shareholders will elect only one class of directors each year. There is no cumulative voting in the election of directors. Consequently, at each annual meeting of shareholders, a majority of the votes entitled to be cast will be able to elect all of the successors of the class of directors whose term expires at that meeting.

        We believe that classification of our board helps to assure the continuity of our business strategies and policies. However, our classified board also has the effect of making the replacement of our incumbent directors more time consuming and difficult. At least two annual meetings of shareholders are generally required to effect a change in a majority of our board.

        Our charter provides that a director may be removed only for cause by the affirmative vote of at least 75% of the shares entitled to vote in the election of directors. This provision precludes shareholders from removing incumbent directors unless they can obtain a substantial affirmative vote of shares.

Advance Notice of Director Nominations and Other Business

        Our bylaws provide that nominations of persons for election to our board and other business may only be considered at our shareholders meetings if the nominations or other business are included in the notice of the meeting, made or proposed by our board or made or proposed by a shareholder who:

•	is a shareholder of record at the time of giving notice of the nomination or the business to be considered;

•	is a shareholder of record entitled to vote at the meeting at which the nomination or business is to be considered;

•	is a shareholder of record at the time of the meeting; and

•	has complied in all respects with the advance notice provisions for shareholder nominations and other business set forth in our bylaws.

        Under our bylaws, a shareholder’s notice of nominations for director or business to be transacted at an annual meeting of shareholders must be delivered to our secretary at our principal office not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of our notice for the preceding year’s annual meeting. In the event that the date of mailing of our notice of the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the mailing of our notice for the preceding year’s annual meeting, a shareholder’s notice must be delivered to us not earlier than the close of business on the 120th day prior to the mailing of notice of such annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the date of mailing of the notice for an annual meeting, or (2) the 10th day following the day on which we first make a public announcement of the date of mailing of our notice for such meeting. The public announcement of a postponement of the mailing of the notice for an annual meeting or of an adjournment or postponement of an annual meeting to a later date or time will not commence a new time period for the giving of a shareholder’s notice. If the number of directors to be elected to our board at a shareholders meeting is increased and we make no public announcement of such action or do not specify the size of the increased board at least 130 days prior to the first anniversary of the date of mailing of notice for our preceding year’s annual meeting, a shareholder’s notice also will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to our secretary at our principal office not later than the close of business on the 10th day following the day on which such public announcement is made. This provision does not apply to new directors who are elected by the board to fill a vacancy, including a vacancy created by board action which increases the number of directors.

        For special meetings of shareholders, our bylaws require a shareholder who is nominating a person for election to our board at a special meeting at which directors are to be elected to give notice of such nomination to our secretary at our principal office not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (1) the 90th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting to a later date or time will not commence a new time period for the giving of a shareholder’s notice as described above.

        Any notice from a shareholder of nominations for director or business to be transacted at a shareholders meeting must be in writing and include the following:

•	as to each person nominated for election or reelection as a director, (1) the person’s name, age, business and residence addresses, (2) the class and number of shares beneficially owned or owned of record by the person, (3) the date such shares were acquired and the investment intent of such acquisition; (4) the record of all purchases and sales of our securities by the person during the previous 12 month period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, and (5) all other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors or otherwise required by Regulation 14A under the Exchange Act, together with the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

•	as to other business that the shareholder proposes to bring before the meeting, a brief description of the business, the reasons for considering the business and any interest in the business of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the proposal is made;

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of the shareholder and beneficial owner and the class and number of each class of our shares of capital stock which (s) he or they own beneficially and of record;

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the record of all purchases and sales of our securities by such shareholder or beneficial owner during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved; and

•	to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such shareholder’s notice.

        If any shareholder nomination or proposal would cause us to be in breach of any covenant in any of our existing or proposed debt instruments or agreements, the proponent shareholder must submit to our secretary evidence satisfactory to our board of the lender’s or contracting party’s willingness to waive the breach of covenant or a plan for repayment of the indebtedness to the lender or correcting the contractual default, specifically identifying the actions to be taken or the source of funds to be used in the repayment, which plan must be satisfactory to our board. If any shareholder nomination or proposal could not be implemented by us without notifying or obtaining the consent or approval of any federal, state, municipal or other regulatory body, the proponent shareholder must submit to our secretary evidence satisfactory to our board that any and all required notices, consents or approvals have been given or obtained or a plan for making the requisite notices or obtaining the requisite consents or approvals prior to the implementation of the proposal or election, which plan must be satisfactory to our board of directors.

        We may request that any shareholder proposing a nominee for election to our board provide, within three business days of such request, written verification of the accuracy of the information submitted by the shareholder. Our board may also require any nominee to agree in writing with regard to matters of business ethics and confidentiality while such nominee serves as a director.

Meetings of Shareholders

        The board determines the place and time of the annual meeting of shareholders. Special meetings of shareholders may only be called by the majority of the board, the chairman of the board, if any, or the president, or, if permitted under Maryland law and our charter and bylaws, upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at that meeting (or such greater proportion we are permitted to specify under Maryland law).

Liability and Indemnification of Directors and Officers

        Maryland corporate law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) acts committed in bad faith or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

        In accordance with Maryland corporate law, our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate ourselves to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer or (2) any individual who, while a director and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against any claim or liability to which he or she may become subject or which he or she may incur by reason of his or her service in any such capacity. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director, at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.

        The Maryland corporation statutes require a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The Maryland corporation statutes permit a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceedings and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the corporation statutes of Maryland, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In accordance with Maryland corporate law, our bylaws require us, as a condition to advancing expenses, to obtain:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us as authorized by our bylaws; and

•	a written statement by him or her or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

In addition, we have entered into indemnification agreements with each of our directors and executive officers that provide procedures and remedies to give contractual assurance that the indemnification protection under Maryland law as in effect on the dates of such agreements will be available.

Charter Amendments and Extraordinary Transactions

        Under Maryland corporate law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless the transaction or amendment is declared advisable by the board of directors and then approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval of such matters when they are first declared advisable by our board and then approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter (or such lesser proportion, as is permitted by Maryland law).

Bylaw Amendments

        As permitted under Maryland corporate law, our bylaws provide that our board has the exclusive power to amend the bylaws.

Business Combinations

        The Maryland corporation statutes contain a provision which regulates business combinations with interested shareholders. Under Maryland corporate law, business combinations such as mergers, consolidations, share exchanges and the like between a Maryland corporation and an interested shareholder or an affiliate of the interested shareholder are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. Under the statute, the following persons are deemed to be interested shareholders:

•	any person who beneficially owns 10% or more of the voting power of the corporation's shares of capital stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation.

        A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested shareholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board of directors.

        After the five-year prohibition period has ended, a business combination between a corporation and an interested shareholder or an affiliate of the interested shareholder must be recommended by the board of directors of the corporation and must receive the following shareholder approvals:

•	the affirmative vote of at least 80% of the votes entitled to be cast by the corporation's outstanding voting shares; and

•	the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of voting shares other than voting shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or by an affiliate or associate of the interested shareholder.

These shareholder approvals are not required if the corporation’s shareholders receive the minimum price set forth in the Maryland corporation statute for their shares of capital stock and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares of capital stock.

        The foregoing provisions of Maryland corporate law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested shareholder becomes an interested shareholder. Our board has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Maryland corporation statutes described in the preceding paragraph, provided that the business combination is first approved by our board, including the approval of a majority of the members of our board who are not affiliates or associates of such person. This resolution, however, may be altered or repealed in whole or in part at any time.

Control Share Acquisitions

        Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of capital stock owned by the acquiror, by employees who are also directors of the corporation or by officers of the corporation. Control shares are voting shares of capital stock which, if aggregated with all other shares of capital stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

An acquiror must obtain the necessary shareholder approval each time he acquires control shares in an amount sufficient to cross one of the thresholds noted above.

        Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares. There is a statutory list of exceptions from the definition of control share acquisition.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay expenses, may compel the board of directors of the corporation to call a special meeting of shareholders to be held within 50 days after demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the matter at a shareholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem any or all of the control shares for fair value determined as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of those shares are considered and not approved. The right of the corporation to redeem any or all of the control shares is subject to conditions and limitations listed in the statute. The corporation may not redeem shares for which voting rights have previously been approved. Fair value is determined without regard to the absence of voting rights for the control shares. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply to the following:

•	shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or

•	acquisitions approved or exempted by a provision in the charter or bylaws of the corporation adopted before the acquisition of shares.

Our bylaws contain a provision exempting any and all acquisitions by any person of our shares of capital stock from the control share acquisition statute. However, this provision may be amended or eliminated at any time in the future.

Anti-Takeover Effect of Maryland Law and of our Charter and Bylaws

        The following provisions in our charter and bylaws and in Maryland law could delay or prevent a change in our control:

•	the limitation on ownership and acquisition of more than 9.8% of our shares of capital stock;

•	the ability of our board, without a shareholders’ vote, to increase the aggregate number of authorized shares or the number of shares of any class or series and to issue additional shares, including additional classes of shares with rights defined at the time of issuance;

•	the classification of our board into classes and the election of each class for three year staggered terms;

•	the requirement of cause and a 75% vote of shareholders for removal of our directors;

•	the provision that the number of our directors may be fixed only by vote of our board and that a vacancy on our board may be filled by a majority of our remaining directors;

•	the advance notice requirements for shareholder nominations for directors and other proposals;

•	the business combination provisions of Maryland law, if the applicable resolution of our board is rescinded or if our board's approval of a combination is not obtained; and

•	the provisions of the control share acquisition statute if the applicable bylaw provision is amended.

Rights Plan

        In addition to the anti-takeover effect of Maryland law and of our charter and bylaws as noted above, we have adopted a rights plan which may have a similar effect.

        On March 10, 2004, our board authorized a dividend distribution of one right for each of our outstanding common shares, to holders of record of our common shares at the close of business on April 10, 2004. Each right entitles the holder to buy one one thousandth of a junior participating preferred share (or in certain circumstances, to receive cash, property, common shares or our other securities) at an exercise price of $20 per one one thousandth of a junior participating preferred share. The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the junior participating preferred shares are summarized above under “Description of Preferred Shares-Junior Participating Preferred Shares.”

        Initially, the rights are attached to common shares. The rights will separate from the common shares upon a rights distribution date which is the earlier of (1) 10 business days following a public announcement by us that a person or group of persons has acquired, or has obtained the right to acquire, beneficial ownership of 10% or more of the outstanding common shares or (2) 10 business days following the commencement of a tender offer or exchange offer that would result in a person acquiring beneficial ownership of 10% or more of the outstanding common shares. In each instance, our board may determine that the distribution date will be a date later than 10 days following the triggering event.

        Until they become exercisable, the rights will be evidenced by the certificates for common shares and will be transferred with and only with such common share certificates. The surrender for transfer of any certificates for common shares outstanding will also constitute the transfer of the rights associated with the common shares evidenced by such certificates.

        The rights are not exercisable until a rights distribution date and will expire at the close of business on April 10, 2014, unless earlier redeemed or exchanged by us as described below. Until a right is exercised, the holder thereof, as such, has no rights as a shareholder of us, including, without limitation, the right to vote or to receive dividends.

        Upon the occurrence of a “flip-in event,” each holder of a right will have the ability to exercise it for a number of common shares (or, in certain circumstances, other property) having a current market price equal to two times the exercise price of the right. Notwithstanding the foregoing, following the occurrence of a “flip-in event,” all rights that are, or were, held by beneficial owners of 10% or more of our common shares will be void in several circumstances described in the rights agreement. Rights will not be exercisable following the occurrence of any “flip-in event” until the rights are no longer redeemable by us as set forth below. A “flip-in event” occurs when a person or group of persons acquires more than 10% of the beneficial ownership of the outstanding common shares pursuant to any transaction other than a tender or exchange offer for all outstanding common shares on terms which a majority of our outside directors determines to be fair to and otherwise in the best interests of us and our shareholders.

        A “flip-over event” occurs when, at any time on or after the announcement of a share acquisition which will result in a person becoming the beneficial owner of more than 10% of our outstanding common shares, we take part in a merger or other business combination transaction (other than certain mergers that follow a fair offer) in which we are not the surviving entity or the common shares are changed or exchanged or 50% or more of our assets or earning power is sold or transferred. Upon the occurrence of a “flip-over event” each holder of a right (except rights which previously have been voided, as set forth above) will have the option to exchange their right for a number of shares of common stock of the acquiring company having a current market price equal to two times the exercise price of the right.

        The purchase price and the number of junior participating preferred shares issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution. With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. We will make a cash payment in lieu of any fractional shares resulting from the exercise of any right. We have 10 days from the date of an announcement of a share acquisition which will result in a person becoming the beneficial owner of more than 10% of our outstanding common shares to redeem the rights in whole, but not in part, at a price of $.01 per right, payable at our option in cash, common shares or other consideration as our board may determine.

Immediately upon the effectiveness of the action of the board ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

        The terms of the rights, other than key financial terms and the date on which the rights expire, may be amended by the board of directors prior to the distribution date. After the distribution date, the provisions of the rights agreement may be amended by the board only in order to:

•	cure ambiguities, defects or inconsistencies;

•	make changes which do not adversely affect the interests of holders of rights (other than the rights of a person that has obtained beneficial ownership of more than 10% of our outstanding shares and certain other related parties); or

•	to shorten or lengthen any time period under the rights agreement.

However, no amendment to lengthen the time period governing redemption is permitted to be made at such time as the rights are not redeemable.

PLAN OF DISTRIBUTION

        We may sell the offered securities (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities and any initial public offering price;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters' compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	the terms of any underwriter or agent options to purchase additional securities.

        The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

        The distribution of offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the market prices, or at negotiated prices.

Sale Through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their account. In addition, to cover over-allotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

        Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

VALIDITY OF THE OFFERED SECURITIES

        Sullivan & Worcester LLP, as to certain matters of New York law, and Venable LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. Barry M. Portnoy was a partner in the firm of Sullivan & Worcester LLP until March 1997 and is one of our Managing Directors. Mr. Portnoy is also a Managing Director of Senior Housing Properties Trust. Sullivan & Worcester LLP and Venable LLP represent Senior Housing Properties Trust and certain of its affiliates on various matters.

EXPERTS

        The consolidated financial statements of Five Star Quality Care, Inc. appearing in Five Star Quality Care, Inc.‘s Annual Report (Form 10-K) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of LTA Holdings, Inc. and Subsidiaries as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, appearing in Five Star Quality Care, Inc.‘s Current Report (Form 8-K), dated January 7, 2005, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Text only versions of any reports, statements or other information that we file can be viewed online or downloaded from the EDGAR database on the SEC’s internet web site at http://www.sec.gov. You may also review and copy those documents by visiting the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 202-942-8090. In addition, copies of these documents may be obtained by forwarding a written request, together with the appropriate duplicating fee, to the SEC’s Public Reference Section, 450 5th St., N.W., Washington, DC 20549-0102, or by e-mail request at publicinfo@sec.gov.

        Our common shares are traded on the AMEX under the symbol “FVE,” and you can review similar information concerning us at the office of the AMEX at 86 Trinity Place, New York, NY 10006.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

        We incorporate by reference the documents listed below and any filings made after the date of the initial filing of the registration statement, including filings made prior to the effectiveness of the registration statement, of which this prospectus is a part, made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offering of the securities made by this prospectus is completed or terminated:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004;

•	our Current Reports on Form 8-K dated January 14, 2004, March 1, 2004, March 10, 2004, September 23, 2004, November 9, 2004, November 18, 2004, December 13, 2004, January 7, 2005 and January 7, 2005 (filed on Form 8-K/A);

•	the description of our common shares contained in our registration statement on Form 8-A dated December 7, 2001; and

•	the description of our junior participating preferred shares contained in our registration statement on Form 8-A dated March 19, 2004.

        We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: 400 Centre Street, Newton, Massachusetts, 02458, (617) 796-8387, Attention: Investor Relations.

_________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

        Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

Registration Fee Under Securities Act	$ 35,310
Blue Sky Fees and Expenses	9,000
Legal Fees and Expenses	500,000
Accounting Fees and Expenses	400,000
Printing and Engraving Expenses	150,000
Rating Agencies Fees	120,000
Trustee Fees (including counsel fees)	45,000
Miscellaneous Fees and Expenses	240,690
Total:	$1,500,000

Item 15.  Indemnification of Directors and Officers

        The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) acts committed in bad faith or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant’s charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

        The Registrant’s charter authorizes the Registrant, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonably expenses in advance of final disposition of a proceeding to (1) any present or former director or officer or (2) any individual who, while a director and at the Registrant’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which he or she may become subject or which he or she may incur by reason of his or her service in such capacity. The Registrant’s bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Registrant’s charter and bylaws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant. The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The Maryland General Corporation Law permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceedings and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In accordance with the Maryland General Corporation Law, the Registrant’s bylaws require it, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Registrant as authorized by the Registrant’s bylaws and (2) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met.

        In addition, the Registrant has entered into indemnification agreements with each of its directors and executive officers.

        Reference is made to the Registrant’s bylaws filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated March 10, 2004. Reference is also made to the Registrant’s charter filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-119955, as amended on November 12, 2004.

        Reference is made to the underwriting agreements (Exhibits 1.1 through 1.5) which may be filed by amendment or incorporated by reference. These underwriting agreements may contain certain provisions for indemnification by the underwriters of the Registrant’s officers, directors and/or controlling persons.

Item 16.  Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement (for Debt Securities)*
1.2	Form of Underwriting Agreement (for Preferred Shares)*
1.3	Form of Underwriting Agreement (for Depositary Shares)*
1.4	Form of Underwriting Agreement (for Common Shares)*
1.5	Form of Underwriting Agreement (for Warrants)*
4.1	Form of Senior Indenture**
4.2	Form of Senior Subordinated Indenture**
4.3	Form of Junior Subordinated Indenture**
4.4	Form of Senior Debt Security*
4.5	Form of Senior Subordinated Debt Security*
4.6	Form of Junior Subordinated Debt Security*
4.7	Form of Articles Supplementary for Preferred Shares*
4.8	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares*
4.9	Form of Preferred Shares Certificate*
4.10	Form of Common Shares Certificate†
4.11	Form of Warrant Agreement, including form of Warrant*
5.1	Opinion of Sullivan & Worcester LLP***
5.2	Opinion of Venable LLP***
8.1	Opinion of Sullivan & Worcester LLP re: tax matters*
12.1	Computation of Ratio of Earnings to Fixed Charges***
12.2	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Distributions***

23.1	Consent of Ernst & Young LLP***
23.2	Consent of Ernst & Young LLP***
23.3	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)***
23.4	Consent of Venable LLP (included in Exhibit 5.2)***
24.1	Powers of Attorney of certain officers and directors (included on signature pages)***
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture*
25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Subordinated Indenture*
25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Junior Subordinated Indenture*

_________________

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.
**	To be filed by pre-effective amendment.
***	Filed herewith.
†	Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-69846, as amended on November 8, 2001.

Item 17.  Undertakings

        (a)        The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)        The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)        The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e)        The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on January 7, 2005.

FIVE STAR QUALITY CARE, INC. By /s/ Evrett W. Benton Evrett W. Benton President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and directors of Five Star Quality Care, Inc., hereby severally constitutes and appoints Evrett W. Benton, Gerard M. Martin and Barry M. Portnoy to sign for him, and in his name in the capacity indicated below, this registration statement for the purpose of registering such securities under the Securities Act of 1933, and any and all amendments thereto, and any other registration statement filed by Five Star Quality Care, Inc. pursuant to Rule 462(b) which registers additional amounts of such securities for the offering or offerings contemplated by this registration statement hereby ratifying and confirming their signatures as they may be signed by their attorneys to this registration statement, any registration statement filed pursuant to Rule 462(b) and any and all amendments to either thereof.

Signature	Title	Date

/s/ Evrett W. Benton Evrett W. Benton	President and Chief Executive Officer	January 7, 2005

/s/ Bruce J. Mackey Jr. Bruce J. Mackey Jr.	Chief Financial Officer and Treasurer	January 7, 2005

/s/ Gerard M. Martin Gerard M. Martin	Managing Director	January 7, 2005

/s/ Barry M. Portnoy Barry M. Portnoy	Managing Director	January 7, 2005

/s/ Bruce M. Gans Bruce M. Gans	Director	January 7, 2005

/s/ Barbara D. Gilmore Barbara D. Gilmore	Director	January 7, 2005

/s/ Arthur G. Koumantzelis Arthur G. Koumantzelis	Director	January 7, 2005